UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 24, 2012

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 24, 2012, Good Times Restaurants Inc. (the “Company”) issued a press release announcing that it has received shareholder approval for the closing scheduled this week of the previously announced $2 million convertible preferred stock transaction with Small Island Investments, Ltd.  The shareholder vote approving the transaction was previously reported by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2012.

Following the closing, the Company’s net equity will exceed the required minimum of $2.5 million for continued listing on the Nasdaq Capital Market.

The Company intends to use the proceeds of the transaction to repay all remaining bank debt and to increase its working capital position as it continues to evaluate acquisition and growth opportunities.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	Company Press Release dated September 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date:	September 24, 2012	/s/ Boyd E. Hoback

Boyd E. Hoback
President and Chief Executive Officer